UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       December 23, 2008

SUN-TIMES MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-4164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)
350 North Orleans, 10-S Chicago, Illinios	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)

On December 23, 2008 (the “Surkamer Effective Date”), Sun-Times Media Group, Inc. (the “Company”) entered into a Key Employee Severance Program Participation Agreement with Blair Richard Surkamer (the “Surkamer Severance Agreement”), Executive Vice President and Chief Operating Officer of the Company, which supersedes all prior severance agreements between the Company and Mr. Surkamer and is intended to substantially conform Mr. Surkamer’s severance benefits with those of other senior executives of the Company. The Surkamer Severance Agreement provides that in the event Mr. Surkamer’s employment is terminated by the Company other than for cause or as a result of death or permanent disability prior to a change in control, Mr. Surkamer will receive the following: (i) a lump sum payment for any accrued, unused vacation time, reduced by all applicable tax withholding requirements; (ii) a lump sum payment equal to Mr. Surkamer’s then current target bonus; (iii) continuation of Mr. Surkamer’s base salary in effect on the date of termination, payable in the same manner that Mr. Surkamer’s payroll is currently handled, less all appropriate withholding amounts and deductions, for the one-year period immediately following Mr. Surkamer’s termination; and (iv) continuation of all then-current welfare benefit programs in which Mr. Surkamer participates on the date of his termination of employment, subject only to Mr. Surkamer’s continued premium contributions at the same level as on the date of termination, for the one-year period immediately following Mr. Surkamer’s termination.

In the event of a change in control, and the subsequent termination of Mr. Surkamer’s services by the Company other than for cause or as a result of death or permanent disability or by Mr. Surkamer for good reason, Mr. Surkamer will receive the following: (i) a lump sum payment for any accrued, unused vacation time, reduced by all applicable tax withholding requirements; (ii) a lump sum payment equal to Mr. Surkamer’s then current target bonus multiplied by 2; (iii) continuation of Mr. Surkamer’s base salary in effect on the date of termination, payable in the same manner that Mr. Surkamer’s payroll is currently handled, less all appropriate withholding amounts and deductions, for the two-year period immediately following Mr. Surkamer’s termination; and (iv) continuation of all then-current welfare benefit programs in which Mr. Surkamer participates on the date of his termination of employment, subject only to Mr. Surkamer’s continued premium contributions at the same level as on the date of termination, for the one-year period immediately following Mr. Surkamer’s termination. In the event of a change in control that is a Stock Acquisition Change in Control or a Disposition Change in Control, and the subsequent termination of Mr. Surkamer’s services by Mr. Surkamer for good reason, Mr. Surkamer will not be entitled to the severance benefits described above if, in connection with such change in control, he is offered a position substantially similar to his then current position or he is employed by the purchaser in such change in control within one year following such change in control. Under the terms of the Surkamer Severance Agreement and of the equity-based awards he has been granted by the Company, all unexpired equity-based awards then held by Mr. Surkamer will vest upon a change in control. The term of the Surkamer Severance Agreement runs from the Surkamer Effective Date until the second (2nd) anniversary of the

Surkamer Effective Date and shall automatically renew for successive one (1) year intervals thereafter unless the Company shall have given at least one hundred eighty (180) days advance written notice to Mr. Surkamer of the cessation of such automatic renewal. Mr. Surkamer has agreed that during his employment with the Company, and for a period of one year after the effective date of his termination from the Company for whatever reason, he will be subject non-solicitation provisions as set forth in the Surkamer Severance Agreement.

For purposes of the Surkamer Severance Agreement, a “change in control” of the Company is deemed to have occurred upon:

(a)       the acquisition of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (a “Stock Acquisition Change in Control”); or

(b)       the entry into a plan or agreement for a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Disposition Change in Control”); or

(c)       the members of the Board of Directors as of the Surkamer Effective Date and any new directors whose election by the Board or nomination by the Board for election was approved by a vote of a least two-thirds of the directors then still in office who either were in office on the Surkamer Effective Date or whose election or nomination for election was previously so approved ceasing for any reason to constitute at least a majority of the Board.

Under the terms of the Surkamer Severance Agreement, “cause” means (i) Mr. Surkamer engaging in intentional and willful misconduct, including a breach of his duty of loyalty to the Company, to the detriment of the Company, or (ii) Mr. Surkamer being convicted of, or entering a plea of nolo contendere to, a crime involving fraud, dishonesty or violence. Under the terms of the Surkamer Severance Agreement, “good reason” means the occurrence of a change in control followed byMr. Surkamer experiencing (i) a material reduction in base salary, title, authority or responsibilities, (ii) required relocation more than 50 road miles from the office where Mr. Surkamer currently works, or (iii) the failure of the Company to obtain an explicit undertaking from any successor to honor the terms of the Surkamer Severance Agreement.

On December 23, 2008 (the “Martin Effective Date”), the Company entered into a Key Employee Severance Program Participation Agreement with David C. Martin (the “Martin Severance Agreement”), who became Senior Vice President and Chief Financial Officer of the Company on November 25, 2008, which supersedes all prior severance agreements between the Company and Mr. Martin. The Martin Severance Agreement provides that in the event Mr. Martin’s employment is terminated (a) by the Company other than for cause or as a result of death or permanent disability, or (b) by Mr. Martin for good reason, Mr. Martin will receive the following: (i) a lump sum payment for any accrued, unused vacation time, reduced by all applicable tax withholding requirements; (ii) a lump sum payment equal to Mr. Martin’s then current target bonus; (iii) continuation of Mr. Martin’s base salary in effect on the date of termination, payable in the same manner that Mr. Martin’s payroll is currently handled, less all appropriate withholding amounts and deductions, for the one-year period immediately following Mr. Martin’s termination; and (iv) continuation of all then-current welfare benefit programs in which Mr. Martin participates on the date of his termination of employment, subject only to Mr. Martin’s continued premium contributions at the same level as on the date of termination, for the one-year period immediately following Mr. Martin’s termination. In the event of a change in control that is a Stock Acquisition Change in Control or a Disposition Change in Control, and the subsequent termination of Mr. Martin’s services by Mr. Martin for good reason, Mr. Martin will not be entitled to the severance benefits described above if, in connection with such change in control, he is offered a position substantially similar to his then current position or he is employed by the purchaser in such change in control within one year following such change in control. Under the terms of the Martin Severance Agreement and of the equity-based awards he has been granted by the Company, all unexpired equity-based awards then held by Mr. Martin will vest upon a change in control. The term of the Martin Severance Agreement runs from the Martin Effective Date until the second (2nd) anniversary of the Surkamer Effective Date and shall automatically renew for successive one (1) year intervals thereafter unless the Company shall have given at least one hundred eighty (180) days advance written notice to Mr. Martin of the cessation of such automatic renewal. Mr. Martin has agreed that during his employment with the Company, and for a period of one year after the effective date of his termination from the Company for whatever reason, he will be subject non-solicitation provisions as set forth in the Martin Severance Agreement. “Cause,” “good reason” and “change in control” are defined identically in the Martin Severance Agreement as in the Surkamer Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC. (Registrant)
Date: December 30, 2008	By:	/s/ James D. McDonough
Name: James D. McDonough Title: Vice President, General Counsel and Secretary